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                                                                    EXHIBIT 21.1

LIST OF SUBSIDIARIES

All subsidiaries of Janus Capital Group Inc. listed below are included in the consolidated financial statements unless otherwise indicated.

                                                            Percentage of    State or Other Jurisdiction of
Organization                                                  Ownership              Incorporation
Bay Isle Financial LLC (1)                                       100                   Delaware
Berger Financial Group LLC (2)                                   100                   Nevada
Enhanced Investment Technologies, LLC (1)                        78                    Delaware
Janus Capital International LLC (2)                              100                   Delaware
Janus Capital Management LLC (3)                                 100                   Delaware
Janus Capital Trust Manager Limited (4)                          100                   Ireland
Janus Distributors LLC (2)                                       100                   Delaware
Janus Holdings Corporation (3)                                   100                   Nevada
Janus Institutional Services LLC (2)                             100                   Delaware
Janus International (Asia) Limited (4)                           100                   Hong Kong
Janus International Limited (4)                                  100                   U.K.
Janus International Holding LLC (5)                              100                   Nevada
Janus Services LLC (2)                                           100                   Delaware
Perkins, Wolf, McDonnell and Company, LLC*                       30                    Delaware
Capital Group Partners, Inc. (3)                                 100                   New York
Vermont Investors Assurance Corporation (3)                      100                   Vermont


*Unconsolidated Affiliate, Accounted for Using the Equity Method
(1) Subsidiary of Berger Financial Group LLC
(2) Subsidiary of Janus Capital Management LLC
(3) Subsidiary of Janus Capital Group Inc.
(4) Subsidiary of Janus International Holding LLC
(S) Subsidiary of Janus Holdings Corporation